UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Millstone Road, Building 400 Suite 130 East Windsor, NJ, United States	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1 (888) 827-4832

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	GTEC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 2, 2024, the audit committee of the board of directors of Greenland Technologies Holding Corporation (the “Company”) approved the dismissal of WWC P.C., an independent registered public accounting firm (“WWC”) and approved and ratified the engagement of Enrome LLP (“Enrome”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

WWC’s report on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through April 29, 2024, there were no disagreements with WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to WWC’s satisfaction, would have caused WWC to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such periods. During the Company’s two most recent fiscal years and through April 29, 2024, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses reported by management under Item 9.A of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the .S. Securities and Exchange Commission (the “Commission”) on April 16, 2024.

The Company has provided WWC with a copy of the above disclosure and requested that WWC furnish a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of WWC’s letter is filed hereto as Exhibit 16.1.

During the Company’s two most recent fiscal years and through April 29, 2024, neither the Company nor anyone on its behalf consulted Enrome with respect to any matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 8.01 Other Events.

On April 26, 2024, all of the Company’s current directors, the Company’s chief executive officer, and the Company’s controlling shareholder, Cenntro Holding Limited, were named as defendants (collectively, the “Defendants”), and the Company was named as a nominal defendant in a shareholder derivate action filed in the United States District Court for the District of New Jersey. The compliant assets, inter alia, that Defendants breached their fiduciary duties owed to the Company, committed waste and violated Section 16(a) of the Securities and Exchange Act of 1934, as amended. The complainant seeks: (i) on behalf of the Company, monetary damages of no less than $38,060,365; (ii) to restrict Mr. Peter Wang, the chairman of the Company’s board of directors from selling ordinary shares of the Company until Cenntro Holding Limited has paid off its amount due to the Company and setting up a trust over any future funds from sales of the Company’s ordinary shares by Mr. Peter Wang or Cenntro Holding Limited; (iii) that the Defendants disgorge profits obtained as a result of their wrongful conduct; (iv) to enjoin of the Company’s proposed spin-off transaction; (v) attorney fees and costs; and (vi) any other relief the court may deem just and proper.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
16.1	Letter, dated May 3, 2024, from WWC addressed to the Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenland Technologies Holding Corporation

Date: May 3, 2024	By:	/s/ Raymond Z. Wang
	Name:	Raymond Z. Wang
Chief Executive Officer

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